Exhibit 10.25
HCA
RESTORATION PLAN
     HCA Inc. (“Company”) hereby adopts this Restatement of the HCA Restoration Plan (the “Plan”) effective January 1, 2008. The Plan was originally adopted effective January 1, 2001. The Plan is an unfunded deferred compensation arrangement for a select group of management or highly compensated employees.
ARTICLE I
Definitions
“Account” means the account, including any subaccounts, established on behalf of each Participant in the Plan.
“Benefits Appeals Committee” means the Benefits Appeals Committee of HCA Inc.
“Board” means the Board of Directors of the Company.
“Cause” means the Participant’s commission of a felony or other violation of law involving embezzlement, fraud, or other material breach of the Participant’s duty of loyalty to the Employer which results in harm to the Employer. The determination of whether Cause exists will be made by the Committee after conducting a reasonable investigation and providing the Participant with an opportunity to present evidence on his behalf.
“Change in Control” means: (a) a change in ownership of the Company; (b) a change in effective control of the Company; or (c) a change in the ownership of a substantial portion of the assets of the Company. For purposes of the preceding sentence: (a) a “change in ownership of the Company” means the acquisition by one person or entity or a group of persons and/or entities of greater than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (when such acquirer(s) previously owned less than fifty percent (50%) of the value and voting power of such stock); (b) a “change in effective control of the Company” means either: (i) the acquisition by one person or entity or a group of persons and/or entities within a 12-month period of ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power; or (ii) a replacement of a majority of the Company’s board of directors during a 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to such appointment or election; and (c) a “change in ownership of a substantial portion of the assets of the Company” means acquisition by any person or entity or a group of persons and/or entities during a 12-month period of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to acquisition, provided that a sale to a related person or entity or a group of related persons and/or entities will not constitute a change in ownership of a substantial portion of the assets of the Company. The foregoing provisions will be interpreted in accordance with the applicable final regulations issued under Code Section 409A with respect to the definition of a change in control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board of Directors of the Company.
“Company” means HCA Inc., a Delaware corporation, and any corporate successor(s) thereto.
“Compensation” means compensation as defined in the HCA 401(k) Plan, without consideration of the Code Section 401(a)(17).
“Disability” or “Disabled” means mental or physical disability as determined under the HCA 401(k) Plan.
“Employee” means an employee of Employer.
“Employer” means the Company or any Subsidiary.
“Good Reason” means: (a) material diminution of position, as determined by the Committee; (b) material reduction of compensation and/or benefits, as determined by the Committee; or (c) relocation beyond fifty (50) miles from Employee’s current office.
“Participant” means an Employee who has satisfied the eligibility criteria of Article II, and has not received all of the benefits to which he/she is entitled under the Plan, as determined by the Committee.
“Participation Date” means the first day of May of the Plan Year following the initial Plan Year for which an individual meets the eligibility criteria of Section 2.2.
“Plan” means this HCA Restoration Plan, as it may be amended from time to time.
“Plan Sponsor” means HCA Inc. or any successor(s) thereto.
“Plan Year” means the calendar year.
“Retirement” means complete physical retirement from employment with Employer and all affiliated employers at or after attainment of age 65. With respect to a Participant on leave of absence, retirement will be deemed to occur if (and only if) the leave period exceeds six (6) months (and retirement will be deemed to occur on the first day after expiration of such six-month period), unless the Participant’s right to reemployment is guaranteed by law or contract (in which case retirement will not be deemed to occur).
“SSWB” means the Social Security Wage Base, which is the contribution and benefit base as determined under Section 230 of the Social Security Act, as now or hereafter amended, in effect on the first day of the Plan Year in question.
“Subsidiary” means a company or an unincorporated organization with which the Company is affiliated under Code Sections 414(b), (c), or (m).
“Termination” means a complete cessation of employment with Employer and all affiliated employers for any reason other than Disability, Retirement or death. With respect to a Participant on leave of absence, termination of employment will be deemed to occur if (and only

if) the leave period exceeds six (6) months (and termination will be deemed to occur on the first day after expiration of such six-month period), unless the Participant’s right to reemployment is guaranteed by law or contract (in which case termination will not be deemed to occur).
“Year of Service” means a Year of Service, as defined in the HCA 401(k) Plan, performed after 2000, including any Years of Service credited under the HCA 401(k) Plan due to service with a prior employer. Years of Service will also include Years of Service performed prior to 2001 under the former HCA Retirement Plan (or any predecessor plan thereto).
ARTICLE II
Participation
2.1	General. The Plan is intended to qualify as a “top hat” plan under 29 U.S.C. § 1051(2). Accordingly, only a select group of management or highly compensated employees of the Company and its Subsidiaries may participate in the Plan. Any provision of this Plan or any action taken by the Board, the Committee or Employer, which would cause the Plan to fail to qualify as a top hat plan, under 29 U.S.C. § 1051(2) will be void.

2.2	Eligibility. Except as provided in the next sentence and subject to the timing provision of Section 2.3, an Employee whose Compensation exceeds the Social Security Wage Base for a Plan Year will be a Participant for that Plan Year. With the exceptions of physicians who are contractually entitled to participate in the Plan and physicians with an Account as of December 31, 2007, any person who either is hired (or rehired) after 2007 and works as a physician for a Subsidiary or an affiliate of HCA that is part of the Physician Services Group or was hired (or rehired) before 2008 and works as a physician for a Subsidiary or an affiliate of HCA that is part of the Physician Services Group and did not have an Account on December 31, 2007 will not participate in the Plan. Also, with the exceptions of physicians who are contractually entitled to participate in the Plan and physicians with an Account as of December 31, 2007, any person employed by an Subsidiary or HCA affiliate that is not part of the Physicians Services Group who transfers employment after 2007 to a Subsidiary or affiliate of HCA that is part of the Physician Services Group and works as a physician will not participate in the Plan. An Employee need not take any action in order to participate. No benefit will accrue for a Plan Year for any individual with respect to whom a benefit accrues under the HCA Supplemental Executive Retirement Plan for such Plan Year or any part thereof.

2.3	Timing. An individual who meets the eligibility criteria for a Plan Year will become a Participant on Participant’s Participation Date.
ARTICLE III
Amounts Credited to Accounts
3.1	Amounts Credited. Following the end of each Plan Year, but no later than the 15th day of March following the Plan Year, the Account of each Participant will be credited the following amounts of benefits:

Years of	Compensation over the SSWB up to Code	Compensation over the
Service	§401(a)(17) Limit	Code §401(a)(17) Limit
0-4	1.5%	3.0%
5-9	2.0	4.0
10-14	3.0	6.0
15-19	3.5	7.0
20-24	4.0	8.0
25+	4.5	9.0
In addition to the foregoing contributions, if a Participant could have received greater matching contributions under the HCA 401(k) Plan if the Code section 402(g) limit did not apply with respect to the HCA 401(k) Plan (assuming the Participant would contribute the elective deferrals at the rate necessary to receive the maximum matching contributions), then the Participant’s Account will be credited with the excess of the maximum elective deferral contributions that could be credited to his account under the HCA 401(k) Plan if the Code section 402(g) limit did not apply to the HCA 401(k) Plan and the contribution rate necessary to produce the maximum matching contributions possible applied, minus the Code section 402(g) limit.
ARTICLE IV
Optional Benefit Forms, Elections and Timing of Benefit Payments
4.1	Optional Benefit Forms. All benefits under the Plan will be paid in cash. As provided in Section 4.2, a Participant may elect to receive his benefits in one of three (3) forms:
(a)	a lump-sum distribution;

(b)	five (5) installments payable over a five (5) year period; or

(c)	ten (10) installments payable over a ten (10) year period.
Installment payments will be calculated by dividing the Participant’s Account by the number of installments remaining. Notwithstanding the preceding provisions of this Section, the Committee shall pay a Participant’s benefits in a lump-sum distribution in cash if the vested Account that is payable (as calculated within ninety (90) days prior to payment) does not exceed $500,000.
4.2	Timing of Election of Benefit Forms. The optional benefit form chosen pursuant to Section 4.1 must be elected, on a Form supplied by the Employer, before the Participant’s Participation Date. Separate elections will be available with respect to Retirement or other Termination, death and Disability. Separate elections could be made by Participants in 2006, to apply after 2006. In 2008, Participants were (again) given the power to make separate elections, to apply after 2008. Elections (if made) in 2006 continue to apply after 2006, unless a new election is made in 2008, in which case the 2006 election will apply prior to 2009 and the 2008 election will apply after 2008. Should a Participant fail to elect how his Account is to be distributed, then his Account will be payable in a lump-sum distribution in cash. The foregoing provisions of this Section 4.2 are subject to the last sentence of Section 4.1, concerning lump-sum distributions.

4.3	Delay and Acceleration. Notwithstanding any other provision of this Plan to the contrary, in accordance with applicable Treasury regulations, benefit payments will be delayed if the Committee believes that delay is necessary to: (a) cause payments not to exceed the limit of Code Section 162(m); (b) prevent a violation of Federal securities laws or other laws; or (c) satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA). Delay may also be applied by the Committee due to events and conditions prescribed by the Internal Revenue Service. Notwithstanding any other provision of this Plan to the contrary, in accordance with applicable Treasury regulations, benefit payments will be accelerated if the Committee believes that acceleration is necessary to: (a) comply with a domestic relations order that is legally binding with respect to the Plan; (b) comply with an ethics agreement with the Federal government; (c) comply with a federal, state, local or foreign ethics law or conflicts of interest law; (d) pay FICA tax or income taxes payable as a result of the FICA tax payment on Plan benefits; or (e) resolve a bona fide dispute as to a right to payment.
ARTICLE V
Accounts, Earnings and Investments
5.1	Accounts. Accounts will be created for Participants, to which amounts credited under Section 3.1 will be added. Credits will be made even though amounts are not contributed to an HCA 401(k) trust by Employer. Accounts will be debited (i.e., reduced) by any distributions to, or on account of, the Participant.
5.2	Earnings. Accounts will be credited with earnings and debited with losses on the basis (i.e., daily, monthly, etc.) applied under the HCA 401(k) Plan. Accounts will be credited with the earnings (or loss) rate actually earned by the Mix B Fund of the HCA 401(k) Plan or any successor fund thereto.
ARTICLE VI
Timing of Distributions
6.1	Death. In the event of the death of a Participant, such Participant’s vested Account balance (or remaining Account, if installment payments have begun) will be paid to the payees entitled to death benefits under the 401(k) Plan in the proportions applicable under the 401(k) Plan (whether pursuant to a death beneficiary designation or otherwise) in the form applicable under Sections 4.1 and 4.2. If a lump-sum distribution is payable, it will be paid as soon as administratively feasible following death (but no later than the 15th day of the third month following the month of death). If installment payments are payable, then the first installment will be paid during the month of July of the calendar year following the calendar year during which death occurred. (If installment payments have already begun, the remaining installments will be paid to the death beneficiary(ies).) No additional benefits will be payable thereafter to anyone with respect to such Participant or his benefits.
6.2	Disability. In the event of the Disability of a Participant prior to Retirement, such Participant’s vested Account balance will be paid (or begin being paid, in the case of an election to receive installments) in the benefit form applicable under Sections 4.1 and 4.2.

If a lump-sum distribution option was elected, then such distribution will be made as soon as administratively feasible following receipt by the Committee of proof of Disability (but no later than the 15th day of the third month following the month of the Disability determination). If the installments option was elected, then the initial installment payment will be paid during the month of July of the calendar year following the calendar year of Disability determination, except that no Disability payment(s) will be made unless the Committee receives proof of Disability. In order to be eligible to receive benefits attributable to being Disabled, a Participant must file a claim for Disability benefits within three (3) months of termination of employment, and must notify the Committee of the Social Security Administration’s determination of Disability within three (3) months of the date of determination. If benefits have already been paid to the Participant and supplemental benefits are payable due to the Disability determination, such supplemental benefits will be paid pursuant to the foregoing provisions of this Section 6.2. If a Participant who is receiving installment payments becomes Disabled, no changes will be made to the installment payments he is entitled to receive.

6.3	Retirement and Termination Distributions. In the event of Retirement, Termination, or termination of employment for a reason other than death, Retirement or Disability, a Participant’s benefits will be paid in the benefit form elected under Article IV. If a lump-sum distribution option was elected, then such distribution will be made during July of the calendar year next following the calendar year in which Termination, Retirement or termination of employment for a reason other than death, Retirement or Disability occurs. If installment payments were elected, then the initial installment payment will be made during July of such next following calendar year. Subsequent installments will be paid during the month of July for each succeeding year. If the Participant elected to receive installments and has terminated employment, subsequent Disability of the Participant will have no impact on the installment payments being made.

6.4	Change in Control. In the event of a Change in Control, the Retirement age will be age 60, instead of age 65. In the event of Termination either by Employer (or the successor employer) when Cause does not exist or by Employee when Good Reason exists, within six (6) months before or after the Change in Control, the noncompete provisions of Section 7.3 will not apply.

6.5	No Other Distributions. Distributions will be paid only upon the events described in this Article VI that supply a right to a distribution.
ARTICLE VII
Rights of Participants; Forfeitability
7.1	General Creditors. Participants have the status of general unsecured creditors of Employer. The Plan constitutes a mere promise by Employer to make benefit payments in the future. It is the intention of the Employer that the arrangements provided herein be “unfunded” for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”). The accounts of Participants will be maintained as bookkeeping entries by the Committee or its agent. Benefits will be paid from the Employer’s general assets, except to the extent they are paid from a “rabbi trust” established by the Employer.

7.2	Vesting of Benefits. A Participant will be fully vested in his Account if he ceases to be an Employee due to: (a) Retirement; (b) death; or (c) Disability. Otherwise, a Participant will be 20 percent, 40 percent, 60 percent, 80 percent or 100 percent vested in his Account upon completion of 2, 3, 4, 5 and 6 Years of Service, respectively. If a Participant who is partially vested in his Account terminates employment and receives a distribution of his vested Account, the nonvested portion of his Account will be forfeited. In the event a Participant who terminated employment and received a distribution of his vested Account is later rehired, his Years of Service that existed under the Plan prior to termination of employment (but not his prior Account or any portion thereof) will be restored if his prior Years of Service under the HCA 401(k) Plan (as calculated with respect to his matching contributions account) is restored under the HCA 401(k) Plan. For this purpose, a Participant who was zero percent (0%) vested in his Account upon termination of employment will be entitled to have his prior Years of Service under the Plan restored if (and only if) his prior vesting service under the HCA 401(k) Plan is restored. Notwithstanding the foregoing vesting provisions, the Plan Sponsor will be under no obligation to fund the Plan via trust arrangement or otherwise, and benefits will be payable only if the provisions of Article VI so provide.

7.3	Noncompete. Subject to the second sentence of Section 6.4, a Participant who renders services for any health care organization at any time within the five (5) year period immediately following Disability, Termination, or Retirement will forfeit his right to any further payments or benefits from the Plan and will repay to the Employer the total amount of payments already made to him from (or with respect to) the Plan. All or part of the provisions of the preceding sentence may be waived by: (a) the Chairman of the Board, with respect to Participants who are not executive officers; and (b) the Committee, with respect to any Participant.
ARTICLE VIII
Administration and Miscellaneous
8.1	Administration. The Committee will have discretionary authority to administer and interpret this Plan in accordance with the provisions of the Plan. Any determination or decision by the Committee will be conclusive and binding on all persons who at any time have or claim to have any interest whatsoever under this Plan. The same powers will apply to the Benefits Appeals Committee, with respect to handling of appeals of denied claims.

8.2	Liability of Committee, Indemnification. To the extent permitted by law, no member of the Committee will be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence or willful misconduct. Employer shall indemnify each member of the Committee against any and all claims, losses, damages and expenses incurred, including counsel fees, and against any liability, including any amounts paid in settlement with the Committee member’s approval, arising from action or failure to act, except when the same is judicially determined to be attributable to gross negligence or willful misconduct of the member.

8.3	Expenses and Books and Records. The books and records to be maintained for the purpose of the Plan, if any, shall be maintained by the officers and employees of

Employer at its expense and subject to the supervision and control of the Committee. All expenses of administering the Plan will be paid by Employer.

8.4	Benefits Not Assignable. To the extent permitted by law, the right of any Participant in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant. Any attempt by Participant to anticipate, alienate, sell, pledge, or encumber benefits will, unless the Committee directs otherwise, result in forfeiture of entitlement to future payments or benefits. However, the terms of a domestic relations order that meets the requirements of a Qualified Domestic Relations Order (“QDRO”), as defined in Code section 414(p), will be honored if it provides for payment of a lump-sum distribution within the two month period beginning one month after submission of the order to the Committee.

8.5	Governing Law. All rights and benefits hereunder shall be governed and construed in accordance with the laws of the State of Delaware, except to the extent that federal law supercedes or preempts state law.

8.6	Adoption by Subsidiaries Not Necessary. Employees of the Company and its Subsidiaries are potentially eligible to participate, and no separate adoption agreements are necessary by any Employee’s employer.

8.7	Severability. In the event that any provision of this Plan will be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but will be fully severable and this Plan will be construed and enforced as if said illegal or invalid provision had never been inserted herein. However, after deletion or elimination of any illegal or invalid provisions, the remaining provisions of the Plan will be construed in a manner so as to achieve, as closely as possible, the intent and objectives of the Plan, as provided by reading the Plan in its (pre-deletion) entirety.

8.8	Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

8.9	Information to Be Furnished. Participants shall provide the Employer and the Committee with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

8.10	Tax Withholding. All benefit payments made to or in respect of a Participant under the Plan, as well as other interests of a Participant under the Plan, will be subject to all income and employment tax withholdings and other deductions required by federal, state or local law.

8.11	Pre-2008 Provisions. Notwithstanding any provision in this Plan to the contrary except Section 10.1, the Plan will be administered pursuant to the terms the Appendix for 2007, except the cash-out provision of Section 4.1 of the Appendix will apply for the period beginning on July 1, 2006 and ending on December 31, 2007. Prior to 2007, the terms of the original 2001 Plan will apply, except that: (a) any changes necessitated by the American Jobs Creation Act of 2004 (AJCA) will be effective on the date(s) required by the AJCA, as determined by the Committee; (b) after 2004, for any period during which the common stock of the Company is publicly-traded on an established securities market or otherwise, payments to any Participant will not begin until six (6) months have elapsed after termination of employment; and (c) the cash-out provisions of Section 4.1 as described in the preceding sentence, will apply beginning on July 1, 2006.

8.12	Errors in Account Statements, Deferrals or Distributions. In the event of an error in a deferral amount (i.e. employer allocation amount), consistent with and as permitted by any correction procedures provided in regulations or IRS guidance established under IRC Section 409A, the error will be corrected. In the event of an error in a distribution, the over or under payment will be corrected by payment to or collection from the Participant consistent with any correction procedures provided in regulations or IRS guidance established under IRC Section 409A. In the event of an overpayment, the Company may, at its discretion, offset other amounts payable to the Participant from the Company (including but not limited to salary, bonuses, expense reimbursements, severance benefits or other employee compensation benefit arrangements, as allowed by law and subject to compliance with IRC Section 409A) to recoup the amount of such overpayment(s).

8.13	Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder will be construed as a contract of employment or as giving any Participant any right to continue the provision of services in any capacity whatsoever to the Company.

8.14	Successors of the Company. The rights and obligations of the Company under the Plan will inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

8.15	Notice. Any notice of filing required or permitted to be given to the Company or the Participant under this Agreement will be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Committee, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company. Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company or the Participant may be permitted by electronic communication according to specifications established by the Committee.
ARTICLE IX
Amendment of Plan
9.1	Amendment. The Plan may be amended in whole or in part in any manner from time to time by the Board or by the Committee. However, no amendment may reduce the benefits accrued through the date of the amendment. For this purpose, an optional form of benefit or a benefit payment option will be considered neither benefits accrued nor an accrued benefit, provided that (a) no amendment may be adopted after a Change in Control (or within six (6) months before a Change in Control) that would defer the timing of when benefits begin, and (b) on and after the date of a Change in Control, the benefit payment methods available to Participants must include a benefit payout method that supplies payments that equal or exceed the payments that would be made if installments were paid over ten (10) years.
ARTICLE X
Termination of Plan
10.1	Plan May Be Terminated At Any Time. The Plan has been created by Employer voluntarily. Employer reserves the right to terminate the Plan at any time by action of the Board or the Committee. In the event of termination, no additional Benefits will accrue after the date of the Plan’s termination. Termination Benefits will be payable if the termination does not occur proximate to a downturn in the financial health of the Company, and (a) all other non-elective account balance plans and arrangements of the Company and all employers affiliated thereto (pursuant to Code Sections 414(b), (c) and (m)) are terminated when the Plan is terminated, and (b) benefits under the Plan and benefits under all non-elective account balance plans and arrangements of the Company and all employers affiliated thereto (pursuant to Code Sections 414(b), (c) and (m)) that accrued after 2004 will continue to be paid under the ordinary distribution provisions for the 12-month period beginning on the termination date, and remaining post-2004 benefits will be distributed during the 12-month period beginning 12 months after the termination date. In the event that distributions are made pursuant to the preceding sentence, neither the Company nor any affiliated employer (pursuant to Code Sections 414(b), (c) and (m)) will adopt a non-elective account balance plan within three (3) years after the termination date. Benefits that accrued prior to 2005 will be distributed under the termination provisions that existed on September 30, 2004 as soon as administratively feasible following the termination date. In accordance with the timing rules and requirements of the Code Section 409A regulations, Benefits will also be distributed in the event the Company files bankruptcy, and the bankruptcy court approves of termination in accordance with 11 U.S.C. §503(b)(1)(A).
ARTICLE XI
Claims Procedure
11.1	Filing of Claim. A Participant or Beneficiary shall make a claim for benefits under the Plan by filing a written request with the Committee upon a form to be furnished to him for such purpose. The Committee shall process claims for benefits on the basis of the records of the Committee and the Company. The Committee shall determine all questions arising in the administration, interpretation and application of the Plan. All such determinations will be final, conclusive and binding, except to the extent that they are appealed in accordance with the claims procedure provided in this Article.
11.2	Denial of Claim. If a claim is wholly or partially denied, the Committee shall furnish the Participant or Beneficiary with written notice of the denial within a reasonable period of time after receipt of the claim by the Committee. This period will not exceed ninety (90) days after the date the original claim was filed, except that if special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but in no event later than one hundred and eighty (180) days after receipt of the claim. In the event that an extension of time is necessary, the Committee shall notify the claimant of such need; the reason(s) therefor; and the extension period prior to the expiration of the ninety (90) day review period. Any notice of denial will provide (a) the reason for denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary; (d) an explanation of the Plan’s claims procedure; (e) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim; and (f) a statement notifying the claimant of his right to file a civil action under ERISA § 502(a), following an adverse determination on appeal.
11.3	Review of Denial. The Participant or Beneficiary shall have sixty (60) days from receipt of a denial notice in which to make a written application for review by the Benefits Appeals Committee. The Participant or Beneficiary will have the right to (a) representation; (b) review pertinent documents; and (c) submit written comments, documents, records and other information relating to the claim. Upon request, a claimant shall be provided, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. In considering an appeal, the Benefits Appeals Committee shall review and consider any written comments submitted by the Participant or by the Participant’s duly authorized representative, however, the right to appeal does not require the Benefits Appeals Committee to allow the Participant or the Participant’s representative to appear in person.

11.4	Decision Upon Review. The Benefits Appeals Committee shall issue a decision on such review within a reasonable period of time after receipt of an application for review as provided in Section 11.3. Except to the extent permitted by Department of Labor regulations (including the quarterly meetings exception of 29 CFR §2560.503-1(i)(1)(ii)), the period of time in which a decision shall be issued shall not exceed sixty (60) days after receipt of an application for review, except that if special circumstances require an extension of time for processing, a decision on review will be rendered as soon as possible, but in no event later than one hundred and twenty (120) days after receipt of an application for review. The time frame for response will be tolled for any period during which the Benefits Appeals Committee is awaiting the receipt of information. In the event that an extension of time is necessary, the Benefits Appeals Committee shall notify the claimant of such need; the reason(s) therefore; and extension period prior to expiration of the sixty (60) day review period. If it is adverse to the claimant, the decision upon review will set forth: (a) the specific reason(s) for the adverse determination; (b) reference to the specific Plan provision(s) on which the determination is based; (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim; and (d) a statement notifying the Participant of his right to file a civil action under ERISA § 502(a).

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 22nd day of October, 2008.

COMPANY: HCA Inc. a Delaware Corporation
By:	/s/ Sabrina Ruderer
Vice President Compensation & Benefits

APPENDIX OF THE
HCA
RESTORATION PLAN
This Appendix describes the terms of the Plan for 2007, except the $500,000 cash-out provision of Section 4.1 will apply for the period beginning on July 1, 2006 and ending on December 31, 2007.
ARTICLE I
Definitions
“Account” means the account, including any subaccounts, established on behalf of each Participant in the Plan.
“Benefits Appeals Committee” means the Benefits Appeals Committee of HCA Inc.
“Board” means the Board of Directors of the Company.
“Cause” means the Participant’s commission of a felony or other violation of law involving embezzlement, fraud, or other material breach of the Participant’s duty of loyalty to the Employer which results in harm to the Employer. The determination of whether Cause exists will be made by the Committee after conducting a reasonable investigation and providing the Participant with an opportunity to present evidence on his behalf.
“Change in Control” means: (a) a change in ownership of the Company; (b) a change in effective control of the Company; or (c) a change in the ownership of a substantial portion of the assets of the Company. For purposes of the preceding sentence: (a) a “change in ownership of the Company” means the acquisition by one person or entity or a group of persons and/or entities of greater than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (when such acquirer(s) previously owned less than fifty percent (50%) of the value and voting power of such stock); (b) a “change in effective control of the Company” means either: (i) the acquisition by one person or entity or a group of persons and/or entities within a 12-month period of ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power; or (ii) a replacement of a majority of the Company’s board of directors during a 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to such appointment or election; and (c) a “change in ownership of a substantial portion of the assets of the Company” means acquisition by any person or entity or a group of persons and/or entities during a 12-month period of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to acquisition, provided that a sale to a related person or entity or a group of related persons and/or entities will not constitute a change in ownership of a substantial portion of the assets of the Company. The foregoing provisions will be interpreted in accordance with the applicable final regulations issued under Code Section 409A with respect to the definition of a change in control.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Company.
“Company” means HCA Inc., a Delaware corporation, and any corporate successor(s) thereto.
“Compensation” means compensation as defined in the Retirement Plan, without consideration of the Code Section 401(a)(17).
“Disability” means mental or physical disability as determined under the Retirement Plan.
“Employee” means an employee of Employer.
“Employer” means the Company or any Subsidiary.
“Good Reason” means: (a) material diminution of position, as determined by the Committee; (b) material reduction of compensation and/or benefits, as determined by the Committee; or (c) relocation beyond fifty (50) miles from Employee’s current office.
“Participant” means, except as provided in the second sentence of Section 2.2, an Employee: (a) with respect to whom contributions to his account under the Retirement Plan have been limited for one or more calendar years due to the limitation of Code Section 401(a)(17); and (b) who has not received all of the benefits to which he/she is entitled under the Plan, as determined by the Committee.
“Plan” means this HCA Restoration Plan, as it may be amended from time to time.
“Plan Sponsor” means HCA Inc. or any successor(s) thereto.
“Plan Year” means the calendar year.
“Retirement” means physical retirement from employment with Employer and all affiliated employers at or after attainment of age 65. With respect to a Participant on leave of absence, retirement will be deemed to occur if (and only if) the leave period exceeds six (6) months (and retirement will be deemed to occur on the first day after expiration of such six-month period), unless the Participant’s right to reemployment is guaranteed by law or contract (in which case retirement will not be deemed to occur).
“Retirement Plan” means the HCA Retirement Plan, a tax-qualified plan maintained by Employer, as amended from time-to-time.

“Subsidiary” means a company or an unincorporated organization with which the Company is affiliated under Code Sections 414(b), (c), or (m).
“Termination” means cessation of employment with Employer and all affiliated employers for any reason other than Disability, Retirement or death. With respect to a Participant on leave of absence, termination of employment will be deemed to occur if (and only if) the leave period exceeds six (6) months (and termination will be deemed to occur on the first day after expiration of such six-month period), unless the Participant’s right to reemployment is guaranteed by law or contract (in which case termination will not be deemed to occur).
“Year of Service” means a Year of Service, as defined in the Retirement Plan, including any Years of Service credited under the Retirement Plan due to service with a prior employer. Years of Service shall include Years of Service performed prior to 2001 under the Retirement Plan (or any predecessor plan thereto).
ARTICLE II
Participation
2.1	General. The Plan is intended to qualify as a “top hat” plan under 29 U.S.C. § 1051(2). Accordingly, only a select group of management or highly compensated employees of the Company and its Subsidiaries may participate in the Plan. Any provision of this Plan or any action taken by the Board, the Committee or Employer, which would cause the Plan to fail to qualify as a top hat plan, under 29 U.S.C. § 1051(2) will be void.

2.2	Election to Participate Not Necessary. An Employee participating in the Retirement Plan with respect to whom contributions under the Retirement Plan are limited due to Code section 401(a)(17) for a Plan Year will be a Participant with respect to such Plan Year.
ARTICLE III
Amounts Credited to Accounts
3.1	Amounts Credited. Following the end of each Plan Year, on the date contributions are made to the Retirement Plan, the Account of each Participant will be credited with the amount which would have been contributed to the Retirement Plan on his behalf in the form of Employer contributions and allocated forfeitures but for Code Section 401(a)(17), less amounts actually credited to his accounts for such Plan Year under the Retirement Plan in the form of Employer contributions and allocated forfeitures. As described in Section 5.2, earnings (or losses) shall be credited at the rate earned (or lost) under the Retirement Plan.

ARTICLE IV
Optional Benefit Forms, Elections and Timing of Benefit Payments
4.1	Optional Benefit Forms. All benefits under the Plan will be paid in cash. As provided in Section 4.2, a Participant may elect to receive his benefits in one of three (3) forms:
(d)	a lump-sum distribution;

(e)	five (5) installments payable over a five (5) year period; or

(f)	ten (10) installments payable over a ten (10) year period.
Installment payments shall be calculated by dividing the Participant’s Account by the number of installments remaining. Notwithstanding the preceding provisions of this Section, effective July 1, 2006, the Committee will pay a Participant’s benefits in a lump-sum distribution in cash if the vested Account that is payable (as calculated within ninety (90) days prior to payment) does not exceed $500,000.
4.2	Timing of Election of Benefit Forms. The optional benefit form chosen pursuant to Section 4.1 must be elected, on a Form supplied by the Employer, before the first day of February immediately following the first year of participation. Separate elections will be available with respect to Retirement or other Termination, death and Disability. Separate elections could be made by Participants in 2006, to apply after 2006. Those elections (if made) apply for 2007. Should a Participant fail to elect how his Account is to be distributed, then his Account will be payable in a lump-sum distribution in cash. The foregoing provisions of this Section 4.2 are subject to the last sentence of Section 4.1, concerning lump-sum distributions.

4.3	Delay and Acceleration. Notwithstanding any other provision of this Plan to the contrary, in accordance with applicable Treasury regulations, benefit payments will be delayed if the Committee believes that delay is necessary to: (a) cause payments not to exceed the limit of Code Section 162(m); (b) prevent a violation of Federal securities laws or other laws; or (c) satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA). Delay may also be applied by the Committee due to events and conditions prescribed by the Internal Revenue Service. Notwithstanding any other provision of this Plan to the contrary, in accordance with applicable Treasury regulations, benefit payments will be accelerated if the Committee believes that acceleration is necessary to: (a) comply with a domestic relations order that is legally binding with respect to the Plan; (b) comply with an ethics agreement with the Federal government; (c) comply with a federal, state, local or foreign ethics law or conflicts of interest law; (d) pay FICA tax or income taxes payable as a result of the FICA tax payment on Plan benefits; or (e) resolve a bona fide dispute as to a right to payment.

ARTICLE V
Accounts, Earnings and Investments
5.1	Accounts. Accounts shall be created for Participants, to which amounts credited under Section 3.1 shall be added. Credits shall be made even though amounts are not contributed to a trust by Employer. Accounts shall be debited (i.e., reduced) by any distributions to, or on account of, the Participant.
5.2	Earnings. Accounts shall be credited with earnings and debited with losses on the basis (i.e., daily, monthly, etc.) applied under the Retirement Plan. Accounts shall be credited with the earnings (or loss) rate actually earned under the Retirement Plan.
ARTICLE VI
Timing of Distributions
6.1	Death. In the event of the death of a Participant, such Participant’s vested Account balance (or remaining Account, if installment payments have begun) will be paid to the payees entitled to death benefits under the Retirement Plan in the proportions applicable under the Retirement Plan (whether pursuant to a death beneficiary designation or otherwise) in the form applicable under Sections 4.1 and 4.2. If a lump-sum distribution is payable, it will be paid as soon as administratively feasible following death (but no later than the 15th day of the third month following the month of death). If installment payments are payable, then the first installment will be paid during the month of July of the calendar year following the calendar year during which death occurred. (If installment payments have already begun, the remaining installments will be paid to the death beneficiary(ies).) No additional benefits will be payable thereafter to anyone with respect to such Participant or his benefits.
6.2	Disability. In the event of the Disability of a Participant prior to Retirement, such Participant’s vested Account balance will be paid (or begin being paid, in the case of an election to receive installments) in the benefit form applicable under Sections 4.1 and 4.2. If a lump-sum distribution option was elected, then such distribution will be made as soon as administratively feasible following receipt by the Committee of proof of Disability (but no later than the 15th day of the third month following the month of the Disability determination). If the installments option was elected, then the initial installment payment will be paid during the month of July of the calendar year following the calendar year of Disability determination, except that no Disability payment(s) will be made until the Committee receives proof of Disability. In order to be eligible to receive benefits attributable to being Disabled, a Participant must file a claim for Disability benefits within three (3) months of termination of employment, and must notify the Committee of the Social Security Administration’s determination of Disability within three (3) months of the date of determination. If benefits have already been paid to the Participant and supplemental benefits are payable due to the Disability determination, such supplemental benefits will be paid pursuant to the foregoing provisions of this Section 6.2. If a Participant who is receiving installment payments becomes Disabled, no changes will be made to the installment payments he is entitled to receive.

6.3	Retirement and Termination Distributions. In the event of Retirement or Termination, a Participant’s benefits shall be paid in the benefit form elected under Article IV. If a lump-sum distribution option was elected, then such distribution will be made during July of the calendar year next following the calendar year in which Termination or Retirement occurs. If installment payments were elected, then the initial installment payment shall be made during July of such next following calendar year. Subsequent installments will be paid during the month of July for each succeeding year. If the Participant elected to receive installments and has terminated employment, subsequent Disability of the Participant will have no impact on the installment payments being made.

6.4	Change in Control. In the event of a Change in Control, the Retirement age shall be age 60, instead of age 65. In the event of Termination either by Employer (or the successor employer) when Cause does not exist or by Employee when Good Reason exists, within six (6) months before or after the Change in Control, the noncompete provisions of Section 7.3 will not apply.

6.5	No Other Distributions. Distributions will be paid only upon the events described in this Article VI that supply a right to a distribution.
ARTICLE VII
Rights of Participants; Forfeitability
7.1	General Creditors. Participants have the status of general unsecured creditors of Employer. The Plan constitutes a mere promise by Employer to make benefit payments in the future. It is the intention of the Employer that the arrangements provided herein be “unfunded” for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”). The accounts of Participants shall be maintained as bookkeeping entries by the Committee or its agent. Benefits shall be paid from the Employer’s general assets, except to the extent they are paid from a “rabbi trust” established by the Employer.

7.2	Vesting of Benefits. A Participant shall be fully vested in his Account if he ceases to be an Employee due to: (a) Retirement; (b) death; or (c) Disability. Otherwise, a Participant shall be 20 percent, 40 percent, 60 percent, 80 percent or 100 percent vested in his Account upon completion of 2, 3, 4, 5 and 6 Years of Service, respectively. If a Participant who is partially vested in his Account terminates employment and receives a distribution of his vested Account, the nonvested portion of his Account will be forfeited. In the event a Participant who terminated employment and received a distribution of his vested Account is later rehired, his vesting service that existed under the Plan prior to termination of employment (but not his prior Account or any portion thereof) will be restored if his prior vesting service under the HCA Retirement Plan is restored under the HCA Retirement Plan. For this purpose, a Participant who was zero percent (0%) vested in his Account upon termination of employment will be entitled to have his prior vesting service under the Plan restored if (and only if) his prior vesting service under the HCA Retirement Plan is restored. Notwithstanding the foregoing vesting provisions, the Plan Sponsor will be under no obligation to fund the Plan via trust arrangement or otherwise, and benefits will be payable only if the provisions of Article VI so provide.

7.3	Noncompete. Subject to the second sentence of Section 6.4, a Participant who renders services for any health care organization at any time within the five (5) year period immediately following Disability, Termination, or Retirement shall forfeit his right to any further payments or benefits from the Plan and shall repay to the Employer the total amount of payments already made to him from (or with respect to) the Plan. All or part of the provisions of the preceding sentence may be waived by: (a) the Chairman of the Board, with respect to Participants who are not executive officers; and (b) the Committee, with respect to any Participant.
ARTICLE VIII
Administration and Miscellaneous
8.1	Administration. The Committee shall have discretionary authority to administer and interpret this Plan in accordance with the provisions of the Plan. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatsoever under this Plan. The same powers will apply to the Benefits Appeals Committee, with respect to handling of appeals of denied claims.

8.2	Liability of Committee, Indemnification. To the extent permitted by law, no member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence or willful misconduct. Employer shall indemnify each member of the Committee against any and all claims, losses, damages and expenses incurred, including counsel fees, and against any liability, including any amounts paid in settlement with the Committee member’s approval, arising from action or failure to act, except when the same is judicially determined to be attributable to gross negligence or willful misconduct of the member.

8.3	Expenses and Books and Records. The books and records to be maintained for the purpose of the Plan, if any, shall be maintained by the officers and employees of Employer at its expense and subject to the supervision and control of the Committee. All expenses of administering the Plan shall be paid by Employer.

8.4	Benefits Not Assignable. To the extent permitted by law, the right of any Participant in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant. Any attempt by Participant to anticipate, alienate, sell, pledge, or encumber benefits shall, unless the Committee directs otherwise, result in forfeiture of entitlement to future payments or benefits. However, the terms of a domestic relations order that meets the requirements of a Qualified Domestic Relations Order (“QDRO”), as defined in Code section 414(p), will be honored.

8.5	Governing Law. All rights and benefits hereunder shall be governed and construed in accordance with the laws of the State of Delaware, except to the extent that federal law supercedes or preempts state law.

8.6	Adoption by Subsidiaries Not Necessary. Employees of the Company and its Subsidiaries are potentially eligible to participate, and no separate adoption agreements are necessary by any Employee’s employer.

8.7	Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. However, after deletion or elimination of any illegal or invalid provisions, the remaining provisions of the Plan shall be construed in a manner so as to achieve, as closely as possible, the intent and objectives of the Plan, as provided by reading the Plan in its (pre-deletion) entirety.

8.8	Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

8.9	Information to Be Furnished. Participants shall provide the Employer and the Committee with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

8.10	Tax Withholding. All benefit payments made to or in respect of a Participant under the Plan, as well as other interests of a Participant under the Plan, shall be subject to all income and employment tax withholdings and other deductions required by federal, state or local law.

8.11	Pre-2008 Administration. Notwithstanding any provision in this Plan to the contrary, prior to 2008, the Plan will be administered pursuant to the terms that applied prior to this restatement, except that: (a) any changes necessitated by the American Jobs Creation Act of 2004 (AJCA) will be effective on the date(s) required by the AJCA, as determined by the Committee; and (b) after 2004, in no event will payments to any Participant begin before six (6) months have elapsed after termination of employment.
ARTICLE IX
Amendment of Plan
9.1	Amendment. The Plan may be amended in whole or in part in any manner from time to time by the Board or by the Committee, provided that the Committee may amend the Plan only with respect to matters that do not have a material financial impact on the Company or any Subsidiary. However, no amendment may reduce the benefits accrued through the date of the amendment. For this purpose, an optional form of benefit or a benefit payment option shall be considered neither benefits accrued nor an accrued benefit, provided that (a) no amendment may be adopted after a Change in Control (or within six (6) months before a Change in Control) that would defer the timing of when benefits begin, and (b) on and after the date of a Change in Control, the benefit payment methods available to Participants must include a benefit payout method that supplies payments that equal or exceed the payments that would be made if installments were paid over ten (10) years.
ARTICLE X
Termination of Plan
10.1	Plan May Be Terminated At Any Time. The Plan has been created by Employer voluntarily. Employer reserves the right to terminate the Plan at any time by action of the Board. In the event of termination, no additional Benefits will accrue after the date of the Plan’s termination. Termination Benefits will be payable if the termination does not occur proximate to a downturn in the financial health of the Company, and (a) all other non-elective account balance plans and arrangements of the Company and all employers affiliated thereto (pursuant to Code Sections 414(b), (c) and (m)) are terminated when the Plan is terminated, and (b) benefits under the Plan and benefits under all non-elective account balance plans and arrangements of the Company and all employers affiliated thereto (pursuant to Code Sections 414(b), (c) and (m)) that accrued after 2004 will continue to be paid under the ordinary distribution provisions for the 12-month period beginning on the termination date, and remaining post-2004 benefits will be distributed during the 12-month period beginning 12 months after the termination date. In the event that distributions are made pursuant to the preceding sentence, neither the Company nor any affiliated employer (pursuant to Code Sections 414(b), (c) and (m)) will adopt a non-elective account balance plan within three (3) years after the termination date. Benefits that accrued prior to 2005 will be distributed under the termination provisions that existed on

September 30, 2004 as soon as administratively feasible following the termination date. In accordance with the timing rules and requirements of the Code Section 409A regulations, Benefits will also be distributed in the event the Company files bankruptcy, and the bankruptcy court approves of termination in accordance with 11 U.S.C. §503(b)(1)(A).
ARTICLE XI
CLAIMS PROCEDURE
11.1	Filing of Claim. A Participant or Beneficiary shall make a claim for benefits under the Plan by filing a written request with the Committee upon a form to be furnished to him for such purpose. The Committee shall process claims for benefits on the basis of the records of the Committee and the Company. The Committee shall determine all questions arising in the administration, interpretation and application of the Plan. All such determinations shall be final, conclusive and binding, except to the extent that they are appealed in accordance with the claims procedure provided in this Article.
11.2	Denial of Claim. If a claim is wholly or partially denied, the Committee shall furnish the Participant or Beneficiary with written notice of the denial within a reasonable period of time after receipt of the claim by the Committee. This period will not exceed ninety (90) days after the date the original claim was filed, except that if special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but in no event later than one hundred and eighty (180) days after receipt of the claim. In the event that an extension of time is necessary, the Committee shall notify the claimant of such need; the reason(s) therefor; and the extension period prior to the expiration of the ninety (90) day review period. Any notice of denial shall provide (a) the reason for denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary; (d) an explanation of the Plan’s claims procedure; (e) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim; and (f) a statement notifying the claimant of his right to file a civil action under ERISA § 502(a), following an adverse determination on appeal.
11.3	Review of Denial. The Participant or Beneficiary shall have sixty (60) days from receipt of a denial notice in which to make a written application for review by the Benefits Appeals Committee. The Participant or Beneficiary shall have the right to (a) representation; (b) review pertinent documents; and (c) submit written comments, documents, records and other information relating to the claim. Upon request, a claimant shall be provided, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. In considering an appeal, the Benefits Appeals Committee shall review and consider any written comments submitted by the Participant or by the Participant’s duly authorized representative, however, the right to appeal does not require the Benefits Appeals Committee to allow the Participant or the Participant’s representative to appear in person.
Decision Upon Review. The Benefits Appeals Committee shall issue a decision on such review within a reasonable period of time after receipt of an application for review as provided in Section 11.3. Except to the extent permitted by Department of Labor regulations (including the quarterly meetings exception of 29 CFR §2560.503-1(i)(1)(ii)), the period of time in which a decision shall be issued shall not exceed sixty (60) days after receipt of an application for review, except that if special circumstances require an extension of time for processing, a decision on review will be rendered as soon as possible, but in no event later than one hundred and twenty (120) days after receipt of an application for review. The time frame for response shall be tolled for any period during which the Benefits Appeals Committee is awaiting the receipt of information. In the event that an extension of time is necessary, the Benefits Appeals Committee shall notify the claimant of such need; the reason(s) therefore; and extension period prior to expiration of the sixty (60) day review period. If it is adverse to the claimant, the decision upon review shall set forth: (a) the specific reason(s) for the adverse determination; (b) reference to the specific Plan provision(s) on which the determination is based; (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim; and (d) a statement notifying the Participant of his right to file a civil action under ERISA § 502(a).